Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. TO PRESENT AT UPCOMING INVESTOR CONFERENCES

RUTLAND, VERMONT (May 30, 2007) — Casella Waste Systems, Inc. (NASDAQ: CWST) announced today that the company’s management will be presenting at the following investor conferences:

•                  Credit Suisse Engineering & Environmental Services Conference on Thursday, June 7, 2007 at 1:30 pm. The Credit Suisse conference is being held at the Credit Suisse conference center located at Eleven Madison Avenue in New York City; and

•                  JPMorgan Basics & Industrials Conference on Tuesday, June 12, 2007 at 11:30 am.  The JPMorgan conference is being held at the Sheraton New York Hotel & Towers in New York City.

The company indicated that, although these presentations are not expected to include any material non-public information, the presentation given at each of these two conferences will be made available to all investors on the company’s website. The presentation will be posted prior to the scheduled presentation time, and may be accessed via the Investors’ section of the company’s website at http://www.casella.com. In addition, the presentations will be webcast live via a link on the company’s website.

Casella Waste Systems, headquartered in Rutland, Vermont, provides collection, transfer, disposal and recycling services primarily in the northeastern United States.

For further information, contact Richard Norris, chief financial officer, or Ned Coletta, director of investor relations at (802) 775-0325, or visit the company’s website at http://www.casella.com.